Exhibit 99.1

Sana Biotechnology Reports Fourth Quarter and Full Year 2024 Financial Results and Business Updates

Announced positive preliminary 12-week clinical results, building on already released 4-week results,

of ongoing type 1 diabetes study showing that hypoimmune-modified pancreatic islet cells transplanted without immunosuppression overcome autoimmune and allogeneic immune recognition, function, and persist with stable C-peptide production post-transplant

Enrolling patients in the GLEAM trial for SC291 in B-cell mediated autoimmune diseases and VIVID trial for SC262 in relapsed/refractory B-cell malignancies; expect to report clinical data from both studies in 2025

Presented preclinical data in non-human primates showing safety and deep B cell depletion using a surrogate for SG299, an in vivo CAR T with CD8-targeted fusogen delivery of a CD19-directed CAR

Expect to file investigational new drug applications (INDs) for SC451 in type 1 diabetes and for SG299 in B-cell related diseases as early as 2026

Q4 2024 cash position of $152.5 million and expected cash runway into 2026

SEATTLE — March 17, 2025 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on changing the possible for patients through engineered cells, today reported financial results and business highlights for the fourth quarter and year ended December 31, 2024.

“The updated preliminary 12-week clinical data for UP421, showing stable C-peptide production and a positive mixed meal tolerance test over time, build upon the earlier reported 4-week data and increase our confidence that we can successfully transplant hypoimmune-modified pancreatic islets into a type 1 diabetes patient without any immunosuppression, a result we view as transformational for the company and the field,” said Steve Harr, Sana’s President and Chief Executive Officer. “With these data and our progress in manufacturing, we are increasingly optimistic about the potential for SC451 – a gene-modified, stem cell-derived pancreatic islet cell therapy with a goal of single treatment that leads to normal blood glucose with no more insulin injections or immunosuppression, and we look forward to presenting more data from our type 1 diabetes program in 2025 and to filing an IND as early as 2026. We expect to share clinical data later this year from two clinical-stage programs, SC291 and SC262, and we are making meaningful progress in moving forward SG299 (in vivo CAR T cell, with no lymphodepleting chemotherapy, for the treatment of B-cell mediated autoimmune diseases and B-cell cancers) with an expected IND filing as early as 2026. Overall, our investments in research across the hypoimmune platform, stem cell biology, and in vivo delivery continue to strengthen our ability to make potentially transformative medicines, and we look optimistically to our future.”

Recent Corporate Highlights

Announced positive initial results from an investigator-sponsored, first-in-human study transplanting UP421, an allogeneic primary islet cell therapy engineered with hypoimmune platform (HIP) technology, into a patient with type 1 diabetes without the use of any immunosuppression.

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UP421 is a primary human HIP-modified pancreatic islet cell therapy for patients with type 1 diabetes. The goal of this investigator-sponsored trial (IST) is to understand safety, immune evasion, islet cell survival, and beta cell function, as measured by C-peptide production, of HIP-modified pancreatic islet cells in type 1 diabetics without any immunosuppression. The trial is being conducted under a clinical trial authorization (CTA) at Uppsala University Hospital with Dr. Per-Ola Carlsson as the principal investigator.
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Results of the study at four- and 12-weeks after cell transplantation demonstrate the survival and function of pancreatic beta cells as measured by the presence of circulating C-peptide, a biomarker indicating that transplanted beta cells are producing insulin. C-peptide levels also increase with a mixed meal tolerance test (MMTT) during testing at these timepoints, consistent with insulin secretion in response to a meal. Magnetic resonance imaging (MRI) scanning also demonstrates a sustained signal at the site of transplanted cells over time, which is consistent with graft survival. The study identified no safety issues, and the HIP-modified islet cells evaded immune detection.
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Sana expects to report additional data from this study, including longer-term follow-up, as the year progresses in a peer-reviewed publication and/or at scientific conferences. The preliminary 12-week results remain subject to source data verification.

Advancing our pipeline across multiple indications and modalities:

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Type 1 Diabetes – Sana continues the clinical development of gene-modified primary islet cells (UP421) and the pre-clinical development of SC451, a HIP-modified, stem cell-derived pancreatic islet cell therapy. In addition to the human data for UP421 outlined above, Sana shared data for SC451 showing 15-month durability of glycemic control in a mouse model and no histologic abnormalities. Sana expects to share additional data in 2025 and file an IND as early as 2026.
•
Allogeneic CAR T cells – The GLEAM study is a Phase 1 study evaluating SC291, a HIP-modified CD19-directed allogeneic CAR T cell therapy, in patients with B-cell mediated autoimmune diseases, including refractory systemic lupus erythematosus and antineutrophil cytoplasmic antibody (ANCA)-associated vasculitis. The VIVID study is a Phase 1 clinical trial evaluating SC262, a HIP-modified CD22-directed CAR T cell therapy, in patients with relapsed and/or refractory B-cell malignancies who have received prior CD19-directed CAR T therapy.
o
Data from the suspended ARDENT trial evaluating SC291 in relapsed or refractory non-Hodgkin lymphoma (NHL) and chronic lymphocytic leukemia (CLL) demonstrated the ability to safely dose SC291 with the desired deep B-cell depletion. The goal in the GLEAM study is to demonstrate similar deep B-cell depletion with subsequent clinical benefit for patients with B-cell mediated autoimmune diseases.
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Sana is enrolling patients in both the GLEAM and VIVID trials and expects to share data from each study in 2025.
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in vivo CAR T cells – SG299, which uses our fusogen platform, allows for cell-specific, in vivo delivery of various payloads. SG299 is a CD8-targeted fusosome that delivers to CD8+ T cells the genetic material to make CD19-directed CAR T cells while avoiding delivery to potentially troublesome tissues such as the liver and gonadal tissue. Sana recently shared data showing that an SG299 surrogate with another component can lead to deep B-cell depletion in non-human primates without the use of any lymphodepleting chemotherapy. Sana expects to file an IND for SG299 as early as 2026, and we look forward to developing it in a range of B-cell cancers and B-cell mediated autoimmune diseases.

Published preclinical data in Cell Stem Cell demonstrating that HIP-modified allogeneic islet cells provided lasting endocrine function in a fully immunocompetent non-human primate with type 1 diabetes, enabling the achievement of exogenous insulin independence without immunosuppression:

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Sana developed HIP-modified allogeneic islet cells, which cluster into effective endocrine organoids termed “pseudo islet grafts” (p-islets). HIP p-islets engrafted and provided stable endocrine function, enabling insulin independence without immunosuppression.
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The allogeneic HIP p-islet graft survived for the six-month duration of the study with no indication of immune recognition of the HIP p-islet engraftment at any time.
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To demonstrate that there was no regeneration or recovery of an endogenous islet cell population in the diabetic NHP, HIP p-islets were eliminated after 6 months using an anti-CD47 antibody, demonstrating proof of principle of CD47 overexpression and a potential safety switch.
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These data complement the clinical data seen with UP421, highlighting the potential of the HIP-modified pancreatic islets for patients with type 1 diabetes.

Strengthened leadership with the appointment of new Chief Scientific Officer and Chief People Officer

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Appointed Dhaval Patel, M.D., Ph.D., as Executive Vice President and Chief Scientific Officer. Dr. Patel has decades of experience in research, drug discovery, drug development, and clinical care – including roles at UCB, Novartis, University of North Carolina, and the Duke University School of Medicine – and over the course of his career has participated in the development of 10 approved drugs in multiple indications.
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Appointed Tricia Stewart as Executive Vice President and Chief People Officer. Ms. Stewart has decades of experience in the human resources function in both the biotechnology and services industries, including roles at Genentech, Roche, and Fibrogen, and has developed programs to transform company culture, organizational structure, total rewards, employee engagement, and talent management.

Fourth Quarter 2024 Financial Results

GAAP Results

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Cash Position: Cash, cash equivalents, and marketable securities as of December 31, 2024 were $152.5 million compared to $205.2 million as of December 31, 2023. The decrease of $52.7 million was primarily driven by cash used in operations of $223.2 million and cash used for the purchase of property and equipment of $33.4 million, partially offset by net proceeds from equity financings of $181.0 million, proceeds from stock option exercises and Sana’s employee stock purchase plan of $11.0 million, and net proceeds of $7.7 million from a loan to fund tenant improvements for Sana’s manufacturing facility in Bothell, Washington during the year ended December 31, 2024.
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Research and Development Expenses: For the three and twelve months ended December 31, 2024, research and development expenses, inclusive of non-cash expenses, were $47.0 million and $217.6 million, respectively, compared to $63.0 million and $268.8 million for the same periods in 2023. The decreases of $16.0 million and $51.2 million for the three and twelve months ended December 31, 2024, respectively, compared to the same periods in 2023 were primarily due to lower personnel-related and laboratory costs due to a decrease in headcount and decreased research costs related to the portfolio prioritizations in the fourth quarters of 2024 and 2023, lower costs for third-party manufacturing at contract development and manufacturing organizations, a decline in facility and other allocated costs, and a decrease for impairment of lab equipment and leasehold improvements recorded in 2024 compared to 2023. These decreases were partially offset by increased clinical development costs. Research and development expenses include non-cash stock-based compensation of $3.9 million and $23.4 million for the three and twelve months ended December 31, 2024, respectively, and $4.9 million and $23.2 million for the same periods in 2023.
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Research and Development Related Success Payments and Contingent Consideration: For the three and twelve months ended December 31, 2024, Sana recognized non-cash gains of $13.4 million and $8.9 million, respectively, in connection with the change in the estimated fair value of the success payment liabilities and contingent consideration in aggregate, compared to a non-cash expense of $6.8 million and a non-cash gain of $49.0 million for the same periods in 2023. The value of these potential liabilities fluctuate significantly with changes in Sana’s market capitalization and stock price.
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General and Administrative Expenses: General and administrative expenses for the three and twelve months ended December 31, 2024, inclusive of non-cash expenses, were $17.3 million and $64.0 million, respectively, compared to $20.8 million and $73.3 million for the same periods in 2023. The decreases of $3.5 million and $9.3 million for the three and twelve months ended December 31, 2024, respectively, compared to the same periods in 2023 were primarily due to a decrease in legal fees, a loss on lease termination associated with Sana's previously planned manufacturing facility in Fremont, California (Fremont facility) recorded in 2023, a decrease in personnel-related costs related to the portfolio prioritizations in 2024 and 2023, a decrease in facility costs, and a decrease in insurance and consulting expenses. These decreases were partially offset by an increase in non-cash stock-based compensation. General and administrative expenses include non-cash stock-based compensation of $2.5 million and $14.3 million for the three and twelve months ended December 31, 2024, respectively, and $3.1 million and $12.3 million for the same periods in 2023.
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Net Loss: Net loss for the three and twelve months ended December 31, 2024 was $49.1 million, or $0.21 per share, and $266.8 million, or $1.16 per share, respectively, compared to $88.1 million, or $0.45 per share, and $283.3 million, or $1.46 per share, for the same periods in 2023.

Non-GAAP Measures

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Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the twelve months ended December 31, 2024 was $195.1 million compared to $233.0 million for the same period in 2023. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities, excluding cash inflows from financing activities and the Coronavirus Aid, Relief, and Economic Security (CARES) Act, costs related to the portfolio prioritizations in the fourth quarters of 2024 and 2023, the purchase of property and equipment, and cash paid in connection with the early termination of the lease for the Fremont facility (Fremont lease).
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Non-GAAP Research and Development Expenses: Non-GAAP research and development expenses for the three and twelve months ended December 31, 2024 were $45.1 million and $215.7 million, respectively, compared to $56.0 million and $261.8 million for the same periods in 2023. Non-GAAP research and development expense in 2024 and 2023 excludes expenses related to the impairment of certain lab equipment and leasehold improvements, primarily due to the portfolio prioritizations in the fourth quarters of 2024 and 2023.

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Non-GAAP General and Administrative Expenses: Non-GAAP general and administrative expenses for the three and twelve months ended December 31, 2024 were $11.4 million and $58.2 million, respectively, compared to $15.6 million and $65.4 million for the same periods in 2023. Non-GAAP general and administrative expense excludes personnel-related costs related to the portfolio prioritizations in the fourth quarters of 2024 and 2023 and the net expense recorded in connection with the early termination of the Fremont lease.
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Non-GAAP Net Loss: Non-GAAP net loss for the three and twelve months ended December 31, 2024 was $54.8 million, or $0.23 per share, and $263.1 million, or $1.14 per share, respectively, compared to $69.1 million, or $0.35 per share, and $317.4 million, or $1.63 per share, for the same periods in 2023. Non-GAAP net loss excludes non-cash expenses and gains related to the change in the estimated fair value of contingent consideration and success payment liabilities, personnel-related costs related to the portfolio prioritizations in the fourth quarters of 2024 and 2023, expenses for the impairment of certain lab equipment, leasehold improvements, and other assets, and the net expense recorded in connection with the early termination of the Fremont lease.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, WA, Cambridge, MA, South San Francisco, CA, and Bothell, WA.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the company’s vision, progress, and business plans; expectations for its development programs, product candidates, and technology platforms, including its preclinical, clinical, and regulatory development plans and timing expectations, including with respect to the substance and timing of potential INDs and potential indications for its product candidates; the potential ability to successfully transplant hypoimmune-modified pancreatic islets into a type 1 diabetes patient without any immunosuppression and of SC451 to provide a single treatment that leads to normal blood glucose without insulin injections or immunosuppression; expectations regarding the timing, substance, significance, and impact of data from preclinical studies and clinical trials of the Company’s product candidates and technologies and an IST using HIP-modified primary islet cells in patients with type 1 diabetes, including expectations for reporting of additional data from the IST in publications and/or at scientific conferences; the potential ability of SC291 to be safely dosed and demonstrate deep B-cell depletion and to translate into clinical benefit for patients with B-cell mediated autoimmune diseases; and expectations regarding the Company’s cash runway. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as economic, market, and social disruptions. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s Securities and Exchange Commission (SEC) reports, including but not limited to its Annual Report on Form 10-K dated March 17, 2025. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	December 31, 2024	December 31, 2023
	(in thousands)
Cash, cash equivalents, and marketable securities	$152,497	$205,195
Total assets	501,020	565,299
Contingent consideration	108,968	109,606
Success payment liabilities	4,556	12,799
Total liabilities	250,516	277,793
Total stockholders' equity	250,504	287,506

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands, except per share data)
Operating expenses:
Research and development	$47,036	$63,000	$217,564	$268,823
Research and development related success payments and contingent consideration	(13,447)	6,835	(8,881)	(48,981)
General and administrative	17,277	20,784	64,040	73,299
Total operating expenses	50,866	90,619	272,723	293,141
Loss from operations	(50,866)	(90,619)	(272,723)	(293,141)
Interest income, net	1,656	2,726	10,471	9,938
Other income (expense), net	141	(224)	(4,507)	(52)
Net loss	$(49,069)	$(88,117)	$(266,759)	$(283,255)
Net loss per common share – basic and diluted	$(0.21)	$(0.45)	$(1.16)	$(1.46)
Weighted-average number of common shares – basic and diluted	236,299	197,317	230,891	194,541

Sana Biotechnology, Inc.

Changes in the Estimated Fair Value of Success Payments and Contingent Consideration

	Success Payment Liability(1)	Contingent Consideration(2)	Total Success Payment Liability and Contingent Consideration
	(in thousands)
Liability balance as of December 31, 2023	$12,799	$109,606	$122,405
Changes in fair value – expense	32,623	5,384	38,007
Liability balance as of March 31, 2024	45,422	114,990	160,412
Changes in fair value – gain	(24,575)	(3,369)	(27,944)
Liability balance as of June 30, 2024	20,847	111,621	132,468
Changes in fair value – expense (gain)	(5,732)	235	(5,497)
Liability balance as of September 30, 2024	15,115	111,856	126,971
Changes in fair value – gain	(10,559)	(2,888)	(13,447)
Liability balance as of December 31, 2024	$4,556	$108,968	$113,524
Total change in fair value for the twelve months ended December 31, 2024	$(8,243)	$(638)	$(8,881)

(1)
Cobalt Biomedicine, Inc. (Cobalt) and the President and Fellows of Harvard College (Harvard) are entitled to success payments pursuant to the terms and conditions of their respective agreements. The success payments are recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.
(2)
Cobalt is entitled to contingent consideration upon the achievement of certain milestones pursuant to the terms and conditions of the agreement. Contingent consideration is recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the company’s actual ongoing costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and certain one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period-to-period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provides investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allows for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Twelve Months Ended December 31,
	2024	2023
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$205,195	$434,014
Ending cash, cash equivalents, and marketable securities	152,497	205,195
Change in cash, cash equivalents, and marketable securities	(52,698)	(228,819)
Cash paid to purchase property and equipment	33,430	20,032
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	(19,268)	(208,787)
Adjustments:
Net proceeds from issuance of common stock	(181,000)	(27,020)
Cash paid for personnel-related costs incurred in connection with portfolio prioritizations	5,158	5,454
Cash paid in connection with the termination of the Fremont lease	-	4,423
Cash received in connection with the CARES Act	-	(7,063)
Operating cash burn – Non-GAAP	$(195,110)	$(232,993)

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Research and Development Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Research and development expense – GAAP	$47,036	$63,000	$217,564	$268,823
Adjustments:
Expense related to the impairment of certain lab equipment and leasehold improvements (1)	(1,891)	(7,014)	(1,891)	(7,014)
Research and development expense – Non-GAAP	$45,145	$55,986	$215,673	$261,809

(1)
The impairments of $1.9 million and $7.0 million recorded in the three and twelve months ended December 31, 2024 and 2023, respectively, were primarily related to the portfolio prioritizations that occurred during the fourth quarters.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP General and Administrative Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands)
General and administrative – GAAP	$17,277	$20,784	$64,040	$73,299
Adjustments:
Personnel-related costs incurred in connection with portfolio prioritizations	(5,840)	(5,203)	(5,840)	(5,203)
Loss on termination of Fremont lease(1)	-	-	-	(2,668)
General and administrative – Non-GAAP	$11,437	$15,581	$58,200	$65,428

(1)
For the twelve months ended December 31, 2023, the loss of $2.7 million included $4.4 million in fees incurred, offset by a gain of $1.7 million recorded in connection with the derecognition of the right-of use asset and lease liability associated with the Fremont facility.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands, except per share data)
Net income (loss) – GAAP	$(49,069)	$(88,117)	$(266,759)	$(283,255)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	(10,559)	385	(8,243)	(8,208)
Change in the estimated fair value of contingent consideration(2)	(2,888)	6,450	(638)	(40,773)
Personnel-related costs incurred in connection with portfolio prioritizations	5,840	5,203	5,840	5,203
Loss on termination of Fremont lease(3)	-	-	-	2,668
Expense related to the impairment of certain lab equipment and leasehold improvements (4)	1,891	7,014	1,891	7,014
Impairment of other assets	-	-	4,832	-
Net loss – Non-GAAP	$(54,785)	$(69,065)	$(263,077)	$(317,351)
Net income (loss) per share – GAAP	$(0.21)	$(0.45)	$(1.16)	$(1.46)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	(0.04)	-	(0.04)	(0.04)
Change in the estimated fair value of contingent consideration(2)	(0.01)	0.03	-	(0.21)
Personnel-related costs incurred in connection with portfolio prioritizations	0.02	0.03	0.03	0.03
Loss on termination of Fremont lease(3)	-	-	-	0.01
Expense related to the impairment of certain lab equipment and leasehold improvements (4)	0.01	0.04	0.01	0.04
Impairment of other assets	-	-	0.02	-
Net loss per share – Non-GAAP	$(0.23)	$(0.35)	$(1.14)	$(1.63)
Weighted-average shares outstanding – basic and diluted	236,299	197,317	230,891	194,541

(1)
For the three months ended December 31, 2024, the gain related to the Cobalt success payment liability was $9.2 million compared to an expense of $0.4 million for the same period in 2023. For the twelve months ended December 31, 2024, the gain related to the Cobalt success payment liability was $6.9 million compared to $7.9 million for the same period in 2023. For the three months ended December 31, 2024, the gain related to the Harvard success payment liabilities was $1.3 million compared to $12.0 thousand for the same period in 2023. For the twelve months ended December 31, 2024, the gain related to the Harvard success payment liabilities was $1.3 million compared to $0.3 million for the same period in 2023.
(2)
The contingent consideration is in connection with the acquisition of Cobalt.
(3)
For twelve months ended December 31, 2023, the loss of $2.7 million included $4.4 million in fees incurred, offset by a gain of $1.7 million recorded in connection with the derecognition of the right-of use asset and lease liability associated with the Fremont facility.
(4)
The impairments of $1.9 million and $7.0 million recorded in the three months ended December 31, 2024 and 2023, respectively, were primarily related to the portfolio prioritizations that occurred during the respective quarters.